Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Ucommune International Ltd

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.024 per share(4)	Rule 457(h) and Rule 457(c)	1,000,000	(2)(3)	$3.735	(3)	$3,735,000	(3)	0.00014760	$551.29
Total Offering Amounts							$3,735,000			$551.29
Total Fee Offsets										—
Net Fee Due										$551.29

Notes:

(1)

This registration statement on Form S-8 (this “Registration Statement”) registers 1,000,000 Class A ordinary share, par value of US$0.024 per share, of Ucommune International Ltd (the “Registrant”) (the “Class A Ordinary Shares”), representing additional shares of its Class A Ordinary Shares that became available for issuable under the Registrant’s 2020 Share Incentive Plan (the “Share Incentive Plan”) pursuant to an amendment to the Share Incentive Plan approved by the board of directors of the Company on December 1, 2023. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the Share Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Share Incentive Plan.

(2)

Has given effect to the share consolidation of 12 ordinary shares with par value of US$0.002 each in the Registrant’s issued and unissued share capital into one ordinary share with par value of US$0.024 each of the Registrant effective on November 29, 2023.

(3)

The amount to be registered represents the Class A Ordinary Shares available for future issuance under the Share Incentive Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s Class A Ordinary Shares as quoted on the Nasdaq Capital Market on December 8, 2023, which is within five (5) business days prior to the date of this Registration Statement.

(4)	Any Class A Ordinary Shares covered by an award granted under the Share Incentive Plan (or portion of an award) that expires, for any reason, is cancelled or terminated without having been exercise or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares which may be issued under the Share Incentive Plan.